OWENS & MINOR, INC. COMPENSATION & BENEFITS COMMITTEE March 2, 2016 AMENDMENT OF THE OWENS & MINOR, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN RESOLVED, that the Compensation & Benefits Committee recommends that the Board of Directors approve amendment of Owens & Minor, Inc. Supplemental Executive Retirement Plan (the “Plan”) effective March 1, 2016, in the following respects: FIRST: The Introduction to the Plan is amended by adding the following sentences as the sixth paragraph thereof: The Plan is further amended, effective as of March 1, 2016, to (i) provide that a Participant who satisfies the requirements to receive benefits under the Voluntary Early Exit Incentive Program for Retirement Eligible Teammates (the “Program”) shall be vested upon his or her Separation From Service as provided in the Program and (ii) prescribe when the vested benefit payable to a Participant described in the preceding clause (i) will be calculated and paid. SECOND: The first sentence of Section 3.02(b) of the Plan is amended to read as follows: Except as provided in Section 3.03(b) and subject to the requirements of Article V and Section 8.01, a retirement allowance shall be payable to a Participant who Separates From Service on or after satisfying the vesting requirements set forth in clause (v) or clause (vi) of Section 5.01 and before his or her Normal Retirement Date and before his or her Early Retirement Date. THIRD: Section 5.01 of the Plan is amended by adding the following as clause (vi) thereof: (vi) the date of his or her Separation From Service if (x) the Participant is eligible to participate in the Company’s Voluntary Early Exit Incentive Program for Retirement Eligible Teammates (the “Program”) and elects to participate in the Program, (y) satisfies all of the requirements to participate in the Program, including timely execution of a Confidential Separation Agreement and General Release which becomes effective without revocation by the Participant and (z) Separates From Service in accordance with the terms of the Program.

FINALLY RESOLVED, that the appropriate officers of the Company be authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing actions, all without the necessity of further action by this Board. 26333.000083 EMF_US 59415506v1